UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 13, 2012

PEOPLES EDUCATIONAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)
000-50916 (Commission File Number)	41-1368898 (I.R.S. Employer Identification No.)
299 Market Street Saddle Brook, NJ (Address of Principal Executive Offices)	07663 (Zip Code)
Registrant’s telephone number, including area code: (201) 712-0090

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d)           On January 13, 2012, following the Annual Meeting of Stockholders of Peoples Educational Holdings, Inc. (the “Company”), the Board of Directors of the Company increased the size of the Board from seven directors to eight directors, and appointed Frank R. Gatti to serve as member of the Board.  The Board appointed Mr. Gatti, who is considered an independent director, upon the recommendation of its Governance Committee.  The Board determined that Mr. Gatti is an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K, and appointed him to serve on the Audit Committee.

Mr. Gatti served as Chief Financial Officer of ETS, a global assessment, licensure and certification company headquartered in Princeton, NJ whose annual revenues more than tripled to $1.3 billion during his tenure from October 1997 to his retirement in May 2011. Upon joining, he worked directly with its Board to develop and implement a $100 million turnaround plan that returned the company to financial health and sustainability. He was directly involved in the largest and most complex transactions in ETS’s history.

Prior to ETS, he held senior financial positions at The New York Times Company (“NYT”). Appointed Corporate Vice President/Corporate Controller in 1988, he assumed increasing responsibilities, including Vice President of Financial Management in January 1996. He directly participated in some 50 transactions and numerous equity and debt offerings which transformed NYT into a media conglomerate with annual revenues of $2.4 billion by 1997.

Throughout his career, he has served on numerous boards and advisory councils. Until his retirement he served on the Board of Directors of the Princeton Chamber of Commerce, Chaired The Conference Board’s CFO Council, was a member of CFO Magazine’s Advisory Board and served on Rutgers Business School’s Financial Advisory Board.

In addition, he was a member of the Board of Directors of Blackboard, Inc., headquartered in Washington, DC, a global provider of enterprise software applications and related products/services to education, government and industry. He served on its Transaction Committee, Nominating/Governance Committee and as Chair of its Audit Committee from April 2004 to October 2011 when the company was sold to a private equity firm for $1.7 billion.

He currently serves on the Finance Committee of the Board of Trustees of The Conference Board and is a member of the Advisory Board for the MS in Publishing Program at Pace University.

In 2010, he was honored with the NJBiz CFO of the Year Award - Turnaround Specialist, and in 2007 he was selected by the Executive Council of New York as one of the top three CFO’s. In addition, Mr. Gatti received the Dyson College/Pace University 2005 Award for Distinguished Leadership in Business and Industry.

A Certified Public Accountant, he began his career with Deloitte & Touché, an international public accounting firm, after earning his BBA Degree from Baruch College. He has also completed several executive education programs at the Harvard Business School and earned an MBA in finance and marketing from the Rutgers Business School.

The Board believes that Mr. Gatti’s extensive and diverse experience in financial management, M&A, financing, strategy, and benefits and incentive plans, as well as his prior board and advisory roles at an array of organizations, gives him a unique range of skills which will add expertise and insight to the Board.

There are no arrangements or understandings between Mr. Gatti and any other person pursuant to which Mr. Gatti was appointed as a director.  There are no transactions in which Mr. Gatti has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Gatti will receive compensation for his service as a director of the Company as follows:  For 2012, Mr. Gatti and each other non-employee member of the Board of Directors will receive on a quarterly basis $3,183 for service as a director, plus $530 for each committee on which he or she serves, plus an additional $530 for each committee of which he or she is the Chairman.  Non-employee directors are also reimbursed for certain expenses in connection with attendance at Board and committee meetings.  In addition, on January 13, 2012, Mr. Gatti received 12,000 and each other non-employee director received 2,000 nonqualified options to purchase shares of common stock of the Company at an option price of $0.70 per share, which was equal to the fair market value of the common stock on the date the options were granted.  The options become exercisable in four annual increments of 25% each and have a term of five years.

As previously reported, on September 16, 2011, the NASDAQ Stock Market (“NASDAQ”) notified the Company that it was not in compliance with the audit committee composition requirements of NASDAQ Listing Rule 5605, which requires that the Audit Committee be comprised of at least three independent directors.  The non-compliance was due to the resignation of an independent director who had been serving on the Audit Committee.  Following such resignation, the Audit Committee has been comprised of two members, both of whom are independent.  As a result of the appointment of Mr. Gatti to serve as a member of the Board of Directors and a member of the Audit Committee, the Company has regained compliance with this requirement.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on January 13, 2012.  A total of 4,096,914 shares of common stock, representing 91.8% of the shares outstanding and eligible to vote, were represented in person or by proxy at the Annual Meeting.  The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting as set forth in the Proxy Statement are as follows:

Proposal 1.  All seven nominees for director were elected to serve until the next annual meeting of stockholders or until their successors are duly elected.  The result of the votes to elect the seven directors was as follows:

			Broker
	For	Withheld	Non-Votes
Brian T. Beckwith	3,740,240	1,865	354,809
John C. Bergstrom	3,740,240	1,865	354,809
Richard J. Casabonne	3,740,240	1,865	354,809
Anton J. Christianson	3,740,240	1,865	354,809
James P. Dolan	3,740,240	1,865	354,809
Diane M. Miller	3,740,355	1,750	354,809
James J. Peoples	3,740,240	1,865	354,809

Proposal 2.  The appointment of Rothstein Kass & Company P.C. as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2012 was ratified by the stockholders by the votes set forth in the table below:

For	Against	Abstain
4,040,342	540	56,032

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES EDUCATIONAL HOLDINGS, INC. (Registrant) By: /s/ Brian T. Beckwith Name: Brian T. Beckwith Title: President and Chief Executive Officer

Date:  January 19, 2012